Exhibit 10.1

AMENDMENT AND AGREEMENT

This AMENDMENT AND AGREEMENT (this “Agreement”) is entered into and is effective for all purposes as of December 31, 2011, by and between Yayi International Inc., a Delaware corporation (the “Company”), and Euro Pacific Capital, Inc. (the “Investor Representative”).

WHEREAS, on September 27, 2010, the Company consummated a $8,920,000 financing (the “Offering”) with certain accredited investors (the “Investors”) whereby the Company issued 892 units at $10,000 per unit, with each unit consisting of a three-year, 9% convertible promissory note in the principal amount of $10,000 (collectively, the “Notes”) and a three-year Series F common stock purchase warrant for the purchase of 1,250 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at an exercise price of $2.50 per share (collectively, the “Series F Warrants”);

WHEREAS, on September 27, 2010, in connection with the Offering, the Company issued to the designees of the Investor Representative certain common stock purchase warrants for the purchase of an aggregate of 312,200 shares of Common Stock, containing terms identical to the Series F Warrants (the “Agent Warrants”);

WHEREAS, on September 27, 2010, the Company entered into a certain Registration Rights Agreement with the Investors and the Investor Representative (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the shares of Common Stock issuable upon the conversion of the Notes and the shares of Common Stock issuable upon the exercise of Series F Warrants.  If the Company fails to cause the registration statement registering the above securities (the “Registration Statement”) to be declared effective by the Securities and Exchange Commission (the “Commission”) within 180 days after the closing of the Offering (the “Effectiveness Date”), the Company would be subject to liquidated damages in an amount up to 8% of the aggregate investment amount paid by the Investors in the Offering (the “Liquidated Damages”);

WHEREAS, the Company failed to cause the Registration Statement to be declared effective by the Commission on or before the Effectiveness Date;

WHEREAS, pursuant to Section 2.8 of that certain Securities Purchase Agreement, dated September 27, 2010, among the Company, the Investors and the Investor Representative (the “Purchase Agreement”), each Investor duly appointed the Investor Representative as such Investor’s true and lawful agent and attorney-in-fact to, among other matters, waive any terms and conditions of the Purchase Agreement or any of the Transaction Documents (as defined in the Purchase Agreement), including, but not limited to, waive any negative or affirmative covenants of the Company contained in any of the Transaction Documents (the “Power of Attorney”); and

WHEREAS, the Company and the Investor Representative, exercising the Power of Attorney on behalf of the Investors, desire to amend certain provisions of the Purchase Agreement, the Series F Warrants and the Agent Warrants on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the applicable provisions of the Purchase Agreement, the parties hereby amend the Purchase Agreement, the Series F Warrants and the Agent Warrants and otherwise agree as follows:

1.        Amendments.  The Investor Representative and the Company hereby amend the Purchase Agreement, the Series F Warrants and Agent Warrants as follows:

(a)       The definition of “Series F Warrants” set forth in Section 1.1 of the Purchase Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“Series F Warrants” means the Common Stock purchase warrants, in the form of Exhibit E, issuable to each Investor at a Closing to purchase a number of shares of Common Stock equal to 1,250 multiplied by the number of Units purchased by such Investor at an exercise price of $0.24 per share.

(b)       The Initial Exercise Price Per Share set forth in the Series F Warrants is hereby changed to $0.24.

(c)       The Initial Exercise Price Per Share set forth in the Agent Warrants is hereby changed to $0.24.

2.        Agreements.  In consideration of the amendments to the Purchase Agreement, the Series F Warrants and the Agent Warrants implemented hereby, the parties hereby agree as follows:

(a)  Conditioned upon the execution and performance by the parties of the provisions of this Agreement, the Company shall have no obligation or liability (past, present or future) to pay the Liquidated Damages pursuant to Section 2(e)(ii) of the Registration Rights Agreement due to the Company’s failure to cause the Registration Statement to be declared effective by the Commission on or before the Effectiveness Date.

3.        Ratification.  Except as expressly amended by this Agreement, the terms and conditions of the Purchase Agreement, the Registration Rights Agreement, the Series F Warrants and the Agent Warrants are hereby confirmed and shall remain in full force and effect without impairment or modification.

4.        Power of Attorney.  The Investor Representative represents and warrants that: (a) the Power of Attorney is in full force and effect as of the date hereof; (b) it has, pursuant to the Power of Attorney, the full power and authority to enter into this Agreement and to bind each of the Investors to the terms and conditions hereof; and (c) has received no notice regarding and is not otherwise aware that any Investor has revoked or modified, or sought or desires to revoke or modify, the Power of Attorney with respect to such Investor or any Investor.  The Investor Representative agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such persons may become subject as a result of any breach of the representation contained in this Section 4, and will reimburse any such persons for all such amounts as they are incurred by such persons.

5.        Conflict. In the event of any conflict between any of the Purchase Agreement, the Registration Rights Agreement, the Series F Warrants or the Agent Warrants and this Agreement, the terms of this Agreement shall govern.

6.        Binding Effect.  The parties acknowledge and agree that this Agreement complies with all of the applicable terms and conditions of the Purchase Agreement, the Registration Rights Agreement, the Series F Warrants and Agent Warrants that are necessary to effect an amendment to the Purchase Agreement, the Series F Warrants and the Agent Warrants and therefore, upon the execution and delivery hereof by the parties, this Agreement shall have such binding effect.

7.        Governing Law; Venue.  All questions concerning the construction, validity, enforcement and interpretation of the this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.        Counterparts.  This Agreement may be executed in any number of counterparts, in PDF format or by facsimile, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date first above written.

YAYI INTERNATIONAL INC.

By:	/s/ Li Liu
Name: Li Liu
Title: President and CEO

EURO PACIFIC CAPITAL, INC., as Investor Representative and on behalf of the Agent Warrant holders

By:	/s/ Gordon McBean
Name: Gordon McBean
Title: President